                                                                    Exhibit 99.1

                             SUBSCRIPTION AGREEMENT

                               GREENWING NRG INC.
                                 (the "Company")

                     69 Saphire, The Grange, Stilorgan, Co.
                                 Dublin, Ireland
                             Tel: (353) 87 153 6399

A. Instructions.

Each person considering subscribing for common shares of the Company should review the following instructions:

Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the
Subscription Agreement and return one copy of the materials to you for your records.

The Company shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment: Payment for the amount of the Shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, by check, bank draft or wire transfer of funds immediately available to the Company at the address set forth below or to an account specified by the Company. The date upon which the transaction contemplated hereby shall become effective (the "Closing")
will occur on such date on which the Company has received a completed form of this Subscription Agreement as well as payment for the amount of the Shares subscribed for. There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B. Communications .

All documents and check should be forwarded to:

                               GREENWIND NRG INC.
                                (the "Company")
                     69 Saphire, The Grange, Stilorgan, Co.
                                Dublin, Ireland
                             Tel: (353) 87 153 6399

          THE PURCHASE OF SHARES OF GREENWIND NRG INC. INVOLVES A HIGH
             DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS
          WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

         EVERY POTENTIAL INVESTOR PRIOR TO ANY INVESTMENT OR PURCHASE OF
             GREENWIND NRG INC.'S SHARES SHOULD READ THE PROSPECTUS
                           RELATING TO THIS OFFERING.
                               GREENWIND NRG INC.
                                 (the "Company")
                     69 Saphire, The Grange, Stilorgan, Co.
                                 Dublin, Ireland
                             Tel: (353) 87 153 6399

                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned (the "Subscriber") hereby subscribes for that number of shares
(the "Shares") of the Company set forth below, upon and subject to the terms and conditions set forth in the Company's final prospectus filed on Form 424B and dated _________, 20____ (the "Prospectus").

Total Number of Shares to be Acquired:             _____________________________

Amount to be paid (price of $0.01 USD per Share):  _____________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ day of ____________________, 20_____.
NAME: (PRINT) as it should appear on the Certificate:

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ADDRESS:
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If Joint Ownership, check one (all parties must sign above):

     [ ] Joint Tenants with Right of Survivorship
     [ ] Tenants in Common
     [ ] Community Property

If Fiduciary or a Business or an Organization, check one:

     [ ] Trust
     [ ] Estate
     [ ] Power of Attorney

     Name and Type of Business Organization:

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
IDENTIFICATION AUTHENTICATION REQUIRED [ATTACH PHOTOCOPY OF ID]

Below is my (check one) [ ] Government  ID# - [ ] Social  Security# -
                        [ ] Passport# - [ ] Tax ID# - [ ] Drivers  License# -

[ ] Other _________________:       #_______________________________

SIGNATURE:
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                           ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of GREENWIND NRG
INC. this ______ day of ____________________, 20____.

                                     By:
                                        ----------------------------------------
                                        James Sammon, President and CEO